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                                                                 EXHIBIT (l)(3)



                        CONSENT OF EDWARDS & ANGELL, LLP

Nuveen New York Dividend Advantage Municipal Fund 2
333 West Wacker Drive
Chicago, Illinois 60606


We hereby consent to the use of our opinion as Exhibit l.3 to this Registration Statement (Form N-2, File No. 333-58484) and to the use of our name under the caption "Tax Matters - New York Tax Matters" and in Appendix D in this Registration Statement (Form N-2, File No. 333-58484).


                                        Edwards & Angell, LLP

New York, New York
May 9, 2001